UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2013

BBCN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3731 Wilshire Boulevard
Suite 1000
Los Angeles, CA 90010
(Address of principal executive offices)

Registrant’s telephone number, including area code: (213) 639-1700

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On April 15, 2013, BBCN Bancorp, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Foster Bankshares, Inc., a Delaware corporation (“Foster”) and Won Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”).  Pursuant to the Merger Agreement, Merger Sub will be merged  into Foster, with Foster surviving as a subsidiary of the Company (the “Merger”).  Concurrently, Foster Bank will be merged into BBCN Bank, with BBCN being the surviving bank.  It is anticipated that Foster will be dissolved after the closing of the Merger.

Subject to the terms and conditions of the Merger Agreement, upon the completion of the Merger, each issued and outstanding share of Foster common stock will be converted into either approximately $34.67 in cash or, subject to satisfaction of certain requirements, 2.62771 shares of the Company’s common stock, or a combination thereof, at the election of each Foster stockholder.  Only those stockholders of Foster who qualify as accredited investors under the rules of the Securities and Exchange Commission may chose to receive shares of the Company’s common stock in exchange for shares of Foster common stock.  Both the per share cash amount and the per share stock amount that may be received by the Foster stockholders are subject to downward adjustment in the event of a specified decline in Foster’s book value per share.  Foster stockholders will be paid cash in lieu of the issuance of fractional shares of the Company’s common stock.

The Merger Agreement has been approved by the boards of directors of both the Company and Foster, and by the stockholders of Foster.  The stockholders of the Company are not required to approve the Merger Agreement or the Merger.

The Merger Agreement contains customary representations, warranties and covenants of the Company and Foster, including, among others, covenants by Foster to conduct its business only in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the consummation of the Merger and not to engage in certain kinds of transactions during such period.  Foster also agreed not to initiate, solicit, encourage or knowingly facilitate any proposals relating to alternative business combination transactions or, with certain exceptions, enter into discussions or negotiations related thereto or provide any information or data to any person or entity in connection with any proposals for alternative business combination transactions.

The consummation of the Merger is subject to various conditions, including, among others,  receipt of all required regulatory approvals, accuracy of the representations and warranties of each party, performance by each party of its obligations under the Merger Agreement and the absence of any material adverse effect (as defined in the Merger Agreement) on either party to the Merger Agreement.

On April 16, 2013, the Company and Foster issued a joint press release announcing the execution of the Merger Agreement, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01        Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Document Description

99.1	Joint Press Release, issued by BBCN Bancorp, Inc. and Foster Bankshares, Inc., dated April 16, 2013

Forward-Looking Statements
This Current Report on Form 8-K and the attached exhibits may contain forward-looking statements concerning the Merger, the conditions necessary for closing the Merger, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes,” “plans,” “intends,” “expects,” “anticipates,” “forecasts” or words of similar meaning.  There can be no assurance that the Company will be able to complete the Merger, or that other actual results, performance or achievements of the Company will not differ materially from those expressed or implied by forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to, the ability to obtain regulatory approvals and meet other closing conditions to the Merger.  For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and other filings with the SEC.  The Company does not undertake to update any of its forward-looking statements, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBCN BANCORP, INC.

Date:	April 22, 2013	By:	/s/ Kevin S. Kim
Name: Kevin S. Kim
Title: Chairman and Chief Executive
Officer

Exhibit Index

Exhibit No.	Document Description

99.1	Joint Press Release, issued by BBCN Bancorp, Inc. and Foster Bankshares, Inc., dated April 16, 2013